EXHIBIT 10.3

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

PNMAC GMSR ISSUER TRUST,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC LOAN SERVICES, LLC,

as Administrator and as Servicer

and

MIZUHO BANK, LTD.,

as Administrative Agent

SERIES 2024-MSRVF1 INDENTURE SUPPLEMENT

Dated as of July 25, 2024

To

THIRD AMENDED AND RESTATED BASE INDENTURE

Dated as of April 1, 2020

MSR COLLATERALIZED NOTES,
SERIES 2024-MSRVF1

i

THIS SERIES 2024-MSRVF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of July 25, 2024, is made by and among PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (the “Administrator”) and as servicer (the “Servicer”), and MIZUHO BANK, LTD. (“Mizuho”), banking corporation organized under the laws of Japan, as Administrative Agent (as defined herein). This Indenture Supplement relates to and is executed pursuant to that certain Third Amended and Restated Base Indenture supplemented hereby, dated as of April 1, 2020, including the schedules and exhibits thereto, as amended by Amendment No. 1 thereto, dated as of June 8, 2022, as further amended by Amendment No. 2 thereto, dated as of June 9, 2022 and as further amended by Amendment No. 3 thereto, dated as of February 7, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Issuer, PLS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and PENTALPHA SURVEILLANCE LLC, a Delaware limited liability company, as credit manager (the “Credit Manager”), Atlas Securitized Products, L.P., as Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Variable Funding Notes, the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2024-MSRVF1” (the “Series 2024-MSRVF1 Notes”). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2024-MSRVF1 Notes pursuant to the Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1.         Creation of Series 2024-MSRVF1 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2024-MSRVF1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2024-MSRVF1 Notes” The Series 2024-MSRVF1 Notes are subordinate to the Series 2024-MBSADV1 Notes, Series 2023-MBSADV2 Notes, Series 2023-MBSADV1 Notes, Series 2021-MBSADV1 Notes and Series 2016-MBSADV1 Notes and shall be subordinated to any other MBS Advance VFN issued under the Base Indenture, but shall not be subordinated to any other Series of Notes. The Series 2024-MSRVF1 Notes are not issued and are issued in one (1) Class of Variable Funding Notes (Class A-MSRVF1) with the Maximum VFN Principal Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement. The Series 2024-MSRVF1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2024-MSRVF1 Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2024-MSRVF1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.         Defined Terms.

With respect to the Series 2024-MSRVF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Payment” means a payment made by the owner of the Owner Trust Certificate to the Noteholder of the Series 2024-MSRVF1 Notes during the Revolving Period to reduce the unpaid principal balance of the Series 2024-MSRVF1 Notes.

“Administrative Agent” means, for so long as the Series 2024-MSRVF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Mizuho or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, Atlas Securitized Products, L.P., Goldman Sachs Bank USA, Nomura Securities International, Inc., Mizuho and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in this Indenture Supplement or in the Base Indenture shall mean “them” and “their,” and reference to the singular herein and therein in relation to the Administrative Agent shall be construed as if plural.

“Affiliate” means, with respect to (i) Mizuho, each company or entity which is, directly or indirectly, controlled by, or under common control with, Mizuho, whether or not as of the date of this Indenture Supplement, including Mizuho Financial Group, Inc., Mizuho Bank (USA), Mizuho Securities Co., Ltd., Mizuho Securities USA LLC, Mizuho Capital Markets LLC, Mizuho Markets Americas LLC, Mizuho Markets Cayman LP, Mizuho Securities Canada Inc., and Asset Management One Alternative Investments, Ltd., (ii) PLS or Guarantor, the term “Affiliate” shall include only Guarantor and its wholly owned subsidiaries, and with respect to PMH or PMT Guarantor, the term “Affiliate” shall include only PMT Guarantor and its wholly owned subsidiaries and (iii) any other specified Person, any “affiliate” of such Person, as such term is defined in Section 101(2) of the Bankruptcy Code.

“Advance Rate” means, with respect to the Series 2024-MSRVF1 Notes, on any date of determination, [*****]% of the Collateral Value, subject to amendment by mutual agreement of the Administrative Agent and the Administrator; provided, that, upon the occurrence of an Advance Rate Reduction Event, the Advance Rate will decrease by [***]% per month until the Advance Rate Reduction Event is cured in all respects subject to the satisfaction of the Administrative Agent, at which point the Advance Rate, as applicable, will revert to the value it had prior to the occurrence of such Advance Rate Reduction Event.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark pursuant to Section 7.

“Benchmark Replacement” means the sum of:

(i)            the alternate benchmark rate that has been selected by Administrative Agent giving due consideration to:

1.	any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time; or

2.	any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated or bilateral credit facilities; and

(ii)            the Benchmark Replacement Adjustment;

provided that, if at any time, the Benchmark Replacement as so determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Indenture Supplement and any other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, for any Interest Accrual Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent for such Interest Accrual Period giving due consideration to the factors set forth in clauses (i)(1) and (i)(2) in the definition of Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, the applicability and length of lookback periods and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines (i) that adoption of any portion of such market practice is not administratively feasible or (ii) that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Indenture Supplement and any other Transaction Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (i) such administrator has ceased or will cease on a specified date to provide all applicable tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenor of such Benchmark, (ii) all applicable tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored or that such Benchmark is or will not be in compliance or aligned with the International Organization of Securities Commissions Principles for Financial Benchmarks, (iii) Administrative Agent determines in its sole and good faith discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining such Benchmark or (iv) Administrative Agent determines in its sole and good faith discretion that the adoption of any Change in Law or in the interpretation or application thereof shall make it unlawful for the Note to accrue its Interest Accrual Amount based on such Benchmark.

“Business Day” means for any Class of Notes, any day other than (i) a Saturday or Sunday, (ii) any other day on which national banking associations or state banking institutions in New York, New York, the State of California, the State of Texas, the city and state where the Corporate Trust Office is located or the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed and (iii) with respect to any calculation of Term SOFR, a U.S. Government Securities Business Day.

“Change in Law” means (i) the adoption of any Requirement of Law, rule or regulation after the date of this Indenture Supplement, (ii) any change in any Requirement of Law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Indenture Supplement or (iii) compliance by Administrative Agent with any applicable request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Indenture Supplement.

“Class A-MSRVF1 Notes” means, the Variable Funding Notes, Class A-MSRVF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Closing Date are located at Citibank, N.A., Corporate and Investment Banking, 388 Greenwich Street Trading, New York, NY 10013, Attention: PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, and for Note transfer, exchange or surrender purposes, at Citibank, N.A., 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey, 07310, Attention: Agency and Trust – PNMAC GMSR ISSUER TRUST MSR Collateralized Notes.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2024-MSRVF1 Notes, [****]% per annum.

“Default Supplemental Fee” means for the Series 2024-MSRVF1 Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Default Supplemental Fee Shortfall Amount, plus (2) the product of

(i)	the Default Supplemental Fee Rate multiplied by

(ii)	the average daily Note Balance since the prior Payment Date of the Series 2024-MSRVF1 Notes multiplied by a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2024-MSRVF1 Notes, [****]% per annum.

“Fee Letter” means the Pricing Side Letter (as defined in the Series 2024-MSRVF1 Repurchase Agreement).

“Floor” means [****]%.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, in the case of the Series 2024-MSRVF1 Notes, an amount determined by the Administrative Agents, the Issuer and the Administrator on the Issuance Date, which amount is set forth in an Issuer Certificate delivered to the Indenture Trustee. For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2024-MSRVF1 Notes.

“Initial Payment Date” shall mean the Payment Date in August 2024.

“Interest Accrual Period” means, for the Series 2024-MSRVF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2024-MSRVF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means with respect to the Series 2024-MSRVF1 Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means July 25, 2024.

“Margin” means with respect to the Series 2024-MSRVF1 Note a rate equal to [****]% per annum.

“Maximum VFN Principal Balance” means, for the Series 2024-MSRVF1 Notes, $2,000,000,000, or (i) such other amount, calculated pursuant to a written agreement between the Administrator and the Administrative Agent or (ii) such lesser amount designated by the Administrator in accordance with the terms of the Base Indenture.

“Mizuho” has the meaning assigned to such term in the Preamble.

“Note Interest Rate” means, with respect to any Interest Accrual Period, the sum of (a) the greater of (i) Benchmark (as determined by the Administrative Agent) and (ii) [****]% plus (b) the Margin.

“PLS” has the meaning assigned to such term in the Preamble.

“Purchaser” means PLS in its capacity as “Seller” under the PC Repurchase Agreement, and its successors and permitted assigns under the PC Repurchase Agreement.

“Redeemable Notes” has the meaning assigned to such term in Section 6 of this Indenture Supplement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Series 2024-MSRVF1 Repurchase Agreement” means the Master Repurchase Agreement, dated as of July 25, 2024, among PLS, as seller, Mizuho Bank, Ltd. as buyer, and Mizuho Bank, Ltd., as administrative agent.

“Series Required Noteholders” means, for so long as the Series 2024-MSRVF1 Notes are Outstanding, 100% of the Noteholders of the Series 2024-MSRVF1 Notes. With respect to the Series 2024-MSRVF1 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by Mizuho Bank, Ltd., as the buyer of the Series 2024-MSRVF1 Notes under the Series 2024-MSRVF1 Repurchase Agreement.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source identified by the SOFR Administrator from time to time.

“SOFR Administrator” means the Federal Reserve Bank of New York, as administrator of SOFR (or a successor administrator).

“Stated Maturity Date” means, for Series 2024-MSRVF1 Notes, one (1) year following the end of the Revolving Period.

“Term SOFR” means, with respect to any date of determination, the forward-looking term rate based on SOFR, for a corresponding tenor of one month, as of two (2) Business Days prior to the first day of the corresponding Interest Accrual Period containing such date of determination, as such rate is published by the Term SOFR Administrator on such date; provided, however, that if as of 5:00 p.m. (New York City time) on any such date Term SOFR has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be the Term SOFR as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited, as administrator of the forward-looking term Secured Overnight Financing Rate (or any successor administrator of a forward-looking term rate based on SOFR rate approved by the Administrative Agent in its sole discretion).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the U.S. Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“WSFS” has the meaning assigned to such term in Section 14 hereof.

Section 3.         Forms of Series 2024-MSRVF1 Notes.

The Series 2024-MSRVF1 Notes shall only be issued in definitive, fully registered form and the form of the Rule 144A Definitive Note that may be used to evidence the Series 2024-MSRVF1 Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2. None of the Series 2024-MSRVF1 Notes shall be issued as Regulation S Notes nor shall any Series 2024-MSRVF1 Notes be sold in offshore transactions in reliance on Regulation S.

Section 4.         Interest Payment Amount.

Prior to the occurrence and continuation of an Event of Default (as defined under the Series 2024-MSRVF1 Repurchase Agreement) under the Series 2024-MSRVF1 Repurchase Agreement, and in accordance with Section 6.12(b) of the PC Repurchase Agreement, (i) PLS shall be permitted to offset, net, withdraw or direct the withdrawal of the Interest Payment Amount on the Series 2024-MSRVF1 Notes; and (ii) the estimated Price Differential owed under the Series 2024-MSRVF1 Repurchase Agreement on the next Payment Date shall be subject to a true up of the amount determined by the Administrative Agent and delivered to the Indenture Trustee one (1) day prior to the related Payment Date. The Seller shall timely report the calculation of the Interest Payment Amount for each Interest Accrual Period for inclusion in the Calculation Agent Report.

Section 5.         Payments; Note Balance Increases; Early Maturity.

(a)            Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2024-MSRVF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture, beginning on the Initial Payment Date.

(b)            The Paying Agent shall make payments of principal on the Series 2024-MSRVF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2024-MSRVF1 Notes). The Note Balance of the Series 2024-MSRVF1 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.

(c)            Any payments of principal allocated to the Series 2024-MSRVF1 Notes during a Full Amortization Period shall be applied to the Class A-MSRVF1 Notes until their Note Balance thereof has been reduced to zero.

(d)            The parties hereto acknowledge that the Series 2024-MSRVF1 Notes will be financed by Mizuho under the Series 2024-MSRVF1 Repurchase Agreement, pursuant to which PLS will sell all its rights, title and interest in the Series 2024-MSRVF1 Notes to Mizuho. The parties hereto acknowledge that with respect to the Series 2024-MSRVF1 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by Mizuho, as the buyer of the Series 2024-MSRVF1 Notes under the Series 2024-MSRVF1 Repurchase Agreement. Subject to the foregoing, the Administrative Agent and the Issuer further confirm that the Series 2024-MSRVF1 Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Mizuho Bank, Ltd. in its capacity as Administrative Agent on behalf of Mizuho Bank, Ltd. as a Series 2024-MSRVF1 Repo Buyer”. The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2024-MSRVF1 Notes in the name of “Mizuho Bank, Ltd., in its capacity as Administrative Agent on behalf of Mizuho Bank, Ltd., as a Series 2024-MSRVF1 Repo Buyer”.

(e)            On each Interim Payment Date and each Payment Date, in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture, the owner of the Owner Trust Certificate may make Additional Note Payments to the Noteholder of the Series 2024-MSRVF1 Notes. Such Additional Note Payments shall be applied to reduce the unpaid principal balance of the Series 2024-MSRVF1 Notes.

Section 6.         Optional Redemption.

The Issuer may, at any time, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause retirement of the Series 2024-MSRVF1 Notes (such Notes, the “Redeemable Notes”). The Redeemable Notes are subject to optional redemption by the Issuer pursuant to Section 13.1 of the Base Indenture, in whole or in part (so long as, in the case of any partial redemption, each Class of Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes) with respect to such group of Classes, on any Business Day after the date on which the related Revolving Period ends or on any Business Day within five (5) days prior to the end of such Revolving Period upon five (5) days’ prior notice to the Noteholders. In anticipation of a redemption of the Redeemable Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Redeemable Notes to be redeemed, on the last day of their Revolving Period. Any Notes issued in replacement for the Redeemable Notes will have the same rights and privileges as the Class of Redeemable Note that was refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates.

Section 7.         Determination of Note Interest Rate and Benchmark.

(a)            Three (3) Business Days immediately preceding the related Payment Date, the Administrative Agent will provide to the Calculation Agent the Benchmark for each day of the related Interest Accrual Period for the Series 2024-MSRVF1 Notes on the basis of the procedures specified in the definition of Benchmark.

(b)            The Calculation Agent shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2024-MSRVF1 Notes on each Payment Date, and include a report of such amount in the related Payment Date Report.

(c)            The establishment of the Benchmark by the Administrative Agent and the Calculation Agent’s subsequent calculation of the Note Interest Rate and the Interest Payment Amount on the Series 2024-MSRVF1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

(d)            For purposes of calculating the Required Reserve Amount under the PC Repurchase Agreement, the “Pricing Rate” with respect to any “MRA Payment Date” thereunder will be calculated using the Benchmark as reported by the Administrative Agent for the immediately preceding Payment Date.

(e)            Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by Administrative Agent to the Issuer without any amendment to, or further action or consent of any other party to any other Transaction Document. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Issuer may revoke any Funding Request to be made or continued that would bear interest by reference to such then-current Benchmark until the Issuer’s receipt of notice from Administrative Agent that a Benchmark Replacement has replaced such Benchmark.

(f)            In connection with the use or administration of Term SOFR or the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to the Transaction Document.

(g)            Administrative Agent will promptly notify the Issuer and the Calculation Agent of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes.

(h)            Administrative Agent, Paying Agent and the Indenture Trustee do not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or any Benchmark or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to this Section 7, upon the occurrence of a Benchmark Transition Event, and (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes pursuant to this Section 7, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, Term SOFR or any Benchmark or have the same volume or liquidity as did Term SOFR or any Benchmark prior to its discontinuance or unavailability. The Issuer acknowledges that the discontinuation of Term SOFR or any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced herein and other financial instruments, including potentially those that are intended as hedges. Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of Term SOFR, any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such Term SOFR, any Benchmark or such alternative, successor or replacement rate by Administrative Agent to be conclusive, absent manifest error. Administrative Agent may select information sources or services in its reasonable discretion to ascertain Term SOFR, any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms herein (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to the Issuer or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(i)            Any determination, decision or election that may be made by Administrative Agent pursuant to this Section 7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 7.

Section 8.         Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2024-MSRVF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, to the issuance of the Series 2024-MSRVF1 Notes have been satisfied or waived in accordance with the terms thereof.

Section 9.         Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

PLS hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PLS to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body,

Section 10.         Amendments.

(a)            Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of the Series 2024-MSRVF1 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, and upon prior notice to each rating agency that is then rating the Series 2024-MSRVF1 Notes, if applicable, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any Transaction Document; or (ii) to amend any other provision of this Indenture Supplement. For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer. This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among (i) 100% of the Noteholders of the Series 2024-MSRVF1 Notes, (ii) the Issuer, (iii) the Administrator, (iv) subject to the immediately preceding sentence, the Servicer, (v) the Administrative Agent and (vi) the Indenture Trustee.

(b)            Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders and upon prior notice to each rating agency that is then rating the Series 2024-MSRVF1 Notes, supplement, amend or revise any term or provision of this Indenture Supplement.

(c)            For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(d)            Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 11.         Fundings

As permitted by Section 4.3(b) of the Base Indenture, VFN Draws between the Series 2024-MSRVF1 Notes, Series 2023-MSRVF2 Notes, Series 2023-MSRVF1 Notes and Series 2016-MSRVF1 Notes need not be made on a pro rata basis.

Section 12.         Counterparts.

This Indenture Supplement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. The parties agree that this Indenture Supplement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Indenture Supplement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention, as may be reasonably chosen by a signatory hereto, including but not limited to DocuSign.

Section 13.         Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 14.         Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2024-MSRVF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2024-MSRVF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2024-MSRVF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2024-MSRVF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2024-MSRVF1 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 14 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2024-MSRVF1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 14 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2024-MSRVF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 15.         Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as owner trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it thereunder, (b) each of the representations, warranties, undertakings, obligations and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings, obligations and agreements by WSFS (individually, or as Owner Trustee) but is made and intended for the purpose of binding only, and is binding only on, the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, or as Owner Trustee, to perform any covenant or obligation of the Issuer, either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture Supplement, (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness, indemnities, fees, costs or expenses of the Issuer or be liable for the performance, breach or failure of any duty, obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or any other Transaction Documents, as to all of which recourse shall be had solely to the assets of the Issuer, and (f) WSFS shall have all the rights, privileges, indemnities and immunities as are set forth in the Trust Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PNMAC GMSR ISSUER TRUST, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska

	Name:	Mark H. Brzoska

	Title:	Vice President

[Signature Page to PNMAC GMSR ISSUER TRUST
Series 2024-MSRVF1 Indenture Supplement]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado

	Name:	Valerie Delgado

	Title:	Senior Trust Officer

[Signature Page to PNMAC GMSR ISSUER TRUST
Series 2024-MSRVF1 Indenture Supplement]

PENNYMAC LOAN SERVICES, LLC, as Administrator and as Servicer

By:	/s/ Pamela Marsh

	Name:	Pamela Marsh

	Title:	Senior Managing Director and Treasurer

[Signature Page to PNMAC GMSR ISSUER TRUST
Series 2024-MSRVF1 Indenture Supplement]

MIZUHO BANK, LTD., as Administrative Agent

By:	/s/ Joseph O’Doherty

	Name:	Joseph O’Doherty

	Title:	Managing Director

[Signature Page to PNMAC GMSR ISSUER TRUST
Series 2024-MSRVF1 Indenture Supplement]

MIZUHO BANK, LTD., as Series Required Noteholder

By:	/s/ Joseph O’Doherty

	Name:	Joseph O’Doherty

	Title:	Managing Director

[Signature Page to PNMAC GMSR ISSUER TRUST
Series 2024-MSRVF1 Indenture Supplement]